SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 15, 2004

AXONYX INC.
 (Exact name of Registrant as Specified in its Charter)

Nevada	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

500 Seventh Avenue, 10th Floor, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 645-7704

Item 2. Acquisition or Disposition of Assets.

          As previously reported on the Current Report on Form 8-K, filed on January 20, 2004, Axonyx entered into separate agreements on January 15, 2004 with 25 holders of Common Stock (“Oxis Common Stock”) of Oxis International, Inc. (“Oxis”) to purchase their shares of Oxis Common Stock in exchange for shares of Axonyx common stock (“Axonyx Common Stock”).  Oxis is a biopharmaceutical diagnostic company engaged in the development of research diagnostics, nutraceuticals and therapeutics in the field of oxidative stress.

          Axonyx acquired an aggregate of 13,982,567 shares of Oxis Common Stock in consideration for its issuance of an aggregate of 1,618,061 shares of Axonyx Common Stock. Axonyx delivered the certificates representing the shares of Oxis Common Stock acquired to Oxis’ transfer agent for reissuance to Axonyx, and certificates representing the shares of Axonyx Common Stock in exchange for such shares of Oxis Common Stock were issued on March 5, 2004 and have been delivered to the former Oxis shareholders who exchanged their stock.

          This Form 8-K/A amends the Current Report on Form 8-K filed on January 20, 2004 to include Item 7(a) Financial Statements of Business Acquired and Item 7(b) Pro Forma Financial Information.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

          The required financial statements of Oxis are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(b) Pro Forma Financial Information

          The required pro forma financial information is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

(c) Exhibits

23.1	Consent of Williams & Webster, P.S., independent auditors for Oxis International, Inc.

99.1	Audited consolidated financial statements of Oxis International, Inc. for the fiscal years ended December 31, 2003 and 2002.

99.2	Pro Forma Condensed Consolidated Financial Statements as of December 31, 2003 and for the year then ended (Unaudited).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 30th day of March, 2004.

AXONYX INC.

By:	/s/ S. COLIN NEILL

Name: S. Colin Neill
Title: Chief Financial Officer